EXECUTION COPY



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                          AGREEMENT AND PLAN OF MERGER

                                      Among

                             DYCOM INDUSTRIES, INC.,

                        DYCOM ACQUISITION CORPORATION IV,

                            NIELS FUGAL SONS COMPANY

                                       and

                             THE STOCKHOLDERS LISTED
                             ON THE SIGNATURE PAGES
                                     HERETO





                          Dated as of February 14, 2000


================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                                   THE MERGER

SECTION 1.01.  The Merger.....................................................1
SECTION 1.02.  Effective Time; Closing........................................2
SECTION 1.03.  Effect of the Merger...........................................2
SECTION 1.04.  Certificate of Incorporation; By-Laws..........................2
SECTION 1.05.  Directors and Officers.........................................2

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01.  Conversion of Securities.......................................3
SECTION 2.02.  Exchange of Certificates.......................................3
SECTION 2.03.  Stock Transfer Books...........................................4
SECTION 2.04.  Parent Rights Plan.............................................5

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

SECTION 3.01.  Organization and Qualification; Subsidiaries...................5
SECTION 3.02.  Articles of Incorporation and By-Laws..........................6
SECTION 3.03.  Capitalization.................................................6
SECTION 3.04.  Corporate Books and Records....................................7
SECTION 3.05.  Authority Relative to This Agreement...........................7
SECTION 3.06.  No Conflict; Required Filings and Consents.....................7
SECTION 3.07.  Permits; Compliance............................................8
SECTION 3.08.  Financial Statements...........................................8
SECTION 3.09.  Conduct in the Ordinary Course; Absence of
               Certain Changes or Events......................................9
SECTION 3.10.  Absence of Litigation.........................................12
SECTION 3.11.  Employee Benefit Matters......................................12
SECTION 3.12.  Labor Matters.................................................15
SECTION 3.13.  Key Employees.................................................16
SECTION 3.14.  Contracts.....................................................16
SECTION 3.15.  Real Property.................................................17
SECTION 3.16.  Personal Property.............................................19
SECTION 3.17.  Assets........................................................20
SECTION 3.18.  Environmental Matters.........................................21
SECTION 3.19.  Intellectual Property.........................................23

                                                                            Page
                                                                            ----

SECTION 3.20.  Taxes.........................................................24
SECTION 3.21.  Insurance.....................................................25
SECTION 3.22.  No Undisclosed Liabilities....................................25
SECTION 3.23.  State Takeover Statutes.......................................25
SECTION 3.24.  Private Placement.............................................26
SECTION 3.25.  Customers.....................................................26
SECTION 3.26.  Guaranties....................................................26
SECTION 3.27.  Brokers.......................................................26

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

SECTION 4.01.  Organization and Qualification; Subsidiaries..................27
SECTION 4.02.  Certificate of Incorporation and By-Laws......................27
SECTION 4.03.  Capitalization................................................27
SECTION 4.04.  Authority Relative to This Agreement..........................28
SECTION 4.05.  No Conflict; Required Filings and Consents....................28
SECTION 4.06.  SEC Filings; Financial Statements.............................29
SECTION 4.07.  Absence of Certain Changes or Events..........................29
SECTION 4.08.  Absence of Litigation.........................................30
SECTION 4.09.  Operations of Merger Sub......................................30
SECTION 4.10.  Brokers.......................................................30

                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 5.01.  Conduct of Business by the Company Pending the Merger.........30
SECTION 5.02.  Notification of Certain Matters...............................31

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

SECTION 6.01.  Access to Information; Confidentiality........................32
SECTION 6.02.  No Solicitation of Transactions...............................32
SECTION 6.03.  Pooling.......................................................33
SECTION 6.04.  Further Action; Consents; Filings.............................33
SECTION 6.05.  Plan of Reorganization........................................34
SECTION 6.06.  Public Announcements..........................................34
SECTION 6.07.  Resale Restrictions...........................................35
SECTION 6.08.  Merger Information............................................35
SECTION 6.09.  Stockholder Vote..............................................35
SECTION 6.10.  Stock Transfer Taxes..........................................36

                                                                            Page
                                                                            ----

SECTION 6.11.  Release of Indemnity Obligations..............................36
SECTION 6.12.  Termination of Shareholder Agreement..........................36
SECTION 6.13.  Fiscal Year 2000 Financial Statements.........................36

                                   ARTICLE VII

                                EMPLOYEE MATTERS

SECTION 7.01.  Employee Matters..............................................37

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

SECTION 8.01.  Conditions to the Obligations of Each Party...................37
SECTION 8.02.  Conditions to the Obligations of Parent and Merger Sub........38
SECTION 8.03.  Conditions to the Obligations of the Company..................40


                                   ARTICLE IX

                                 INDEMNIFICATION

SECTION 9.01.  Survival of Representations and Warranties....................41
SECTION 9.02.  Indemnification by the Stockholders...........................41
SECTION 9.03.  Limits on Indemnification.....................................43
SECTION 9.04.  Indemnification of the Stockholders...........................43

                                    ARTICLE X

                       TERMINATION, AMENDMENTS AND WAIVER

SECTION 10.01.  Termination..................................................43
SECTION 10.02.  Effect of Termination........................................44
SECTION 10.03.  Amendments and Waivers.......................................44


                                   ARTICLE XI

                               GENERAL PROVISIONS

SECTION 11.01.  Expenses.....................................................45
SECTION 11.02.  Notices......................................................45
SECTION 11.03.  Certain Definitions..........................................46
SECTION 11.04.  Severability.................................................47


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                                                                            Page
                                                                            ----

SECTION 11.05.  Assignment; Binding Effect; Benefit..........................47
SECTION 11.06.  Incorporation of Exhibits....................................47
SECTION 11.07.  Attorneys' Fees..............................................48
SECTION 11.08.  Governing Law; Forum.........................................48
SECTION 11.09.  Headings.....................................................48
SECTION 11.10.  Counterparts.................................................48
SECTION 11.11.  Entire Agreement.............................................48
SECTION 11.12.  Waiver of Jury Trial.........................................48


                                    SCHEDULES

Company Disclosure Schedule


                                    EXHIBITS


Exhibit 8.01(d)(i)            Form of Employment Agreement with Guy L. Fugal
Exhibit 8.01(d)(ii)           Form of Employment Agreement with Daniel B. Fugal
Exhibit 8.03(c)               Form of Registration Rights Agreement

                            Glossary of Defined Terms

                                                                    Location of
Defined Term                                                        Definition
------------                                                        -----------

Action...........................................................  ss. 3.10
affiliate........................................................  ss. 11.03(a)
Agreement........................................................  Preamble
Articles of Merger...............................................  ss. 1.02
Assets...........................................................  ss. 3.17(a)
beneficial owner.................................................  ss. 11.03(b)
business day.....................................................  ss. 11.03(c)
CERCLA...........................................................  ss. 3.18
Certificates.....................................................  ss. 2.02(a)
Code   ..........................................................  Recitals
Company..........................................................  Preamble
Company Audited Financial Statements.............................  ss. 3.08(a)
Company Common Stock.............................................  ss. 2.01(a)
Company Disclosure Schedule......................................  ss. 3.01
Company Intellectual Property....................................  ss. 3.19(a)
Company Material Adverse Effect..................................  ss. 3.01
Company Permits..................................................  ss. 3.07(a)
Competing Transaction............................................  ss. 6.02(b)
Confidentiality Agreement........................................  ss. 6.01(b)
control..........................................................  ss. 11.03(d)
Effective Time...................................................  ss. 1.02
Encumbrance......................................................  ss. 3.17(b)
Environmental Claims.............................................  ss. 3.18
Environmental Laws...............................................  ss. 3.18
Environmental Permits............................................  ss. 3.18
ERISA............................................................  ss. 3.11(a)
Fiscal Year 2000 Audited Financial Statements....................  ss. 6.13
Governmental Entity..............................................  ss. 3.06(b)
Hazardous Materials..............................................  ss. 3.18
HSR Act..........................................................  ss. 3.06(b)
Indemnified Party................................................  ss. 9.02(a)
Indemnifying Party...............................................  ss. 9.02(a)
Intellectual Property............................................  ss. 3.19
knowledge........................................................  ss. 11.03(e)
Law    ..........................................................  ss. 3.06(a)
Liabilities......................................................  ss. 3.22
Loss   ..........................................................  ss. 9.02(a)
Material Contracts...............................................  ss. 3.14(a)
Merger...........................................................  Recitals
Merger Sub.......................................................  Preamble
Merger Sub Common Stock..........................................  ss. 4.03
Multiemployer Plan...............................................  ss. 3.11(b)

Multiple Employer Plan...........................................  ss. 3.11(b)
Order............................................................  ss. 8.01(a)
Parent...........................................................  Preamble
Parent Common Stock..............................................  2.01(a)
Parent Material Adverse Effect...................................  ss. 4.01
Parent Preferred Stock...........................................  ss. 4.03
Parent Rights Plan...............................................  ss. 2.04
Parent SEC Reports...............................................  ss. 4.06(a)
Parent Subsidiaries..............................................  ss. 4.01
Pension Plan.....................................................  ss. 7.01
person...........................................................  ss. 11.03(f)
Personal Property................................................  ss. 3.16(a)
Plans............................................................  ss. 3.11(a)
Real Property....................................................  ss. 3.15(a)
Registration Rights Agreement....................................  ss. 8.03(c)
Release..........................................................  ss. 3.18
Representatives..................................................  ss. 6.01(a)
Securities Act...................................................  ss. 3.24(a)
Shares...........................................................  ss. 2.01(a)
subsidiary or subsidiaries.......................................  ss. 11.03(g)
Surviving Corporation............................................  ss. 1.01
Stockholders.....................................................  Preamble
Tax or Taxes.....................................................  ss. 3.20
Third Party Claims...............................................  ss. 9.02(b)
Threshold Amount.................................................  ss. 9.03
URBCA............................................................  Recitals
WARN.............................................................  ss. 3.11(i)

                  AGREEMENT AND PLAN OF MERGER dated as of February 14, 2000 (this "Agreement") among DYCOM INDUSTRIES, INC., a Florida corporation ("Parent"), DYCOM ACQUISITION CORPORATION IV, a Utah corporation and a wholly owned subsidiary of Parent ("Merger Sub"), NIELS FUGAL SONS COMPANY, a Utah corporation (the "Company"), and the stockholders of the Company listed on the signature pages hereto (collectively, the "Stockholders").

                              W I T N E S S E T H:

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the Utah Revised Business Corporation Act of the State of Utah (the "URBCA"), Parent and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the "Merger");

                  WHEREAS, the Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and the Stockholders and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement and (ii) has recommended the approval of this Agreement by the Stockholders;

                  WHEREAS, the Board of Directors of Parent has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and has approved and adopted this Agreement, the Merger and the other transactions contemplated by this Agreement;

                  WHEREAS, for federal income tax purposes, the Merger is intended to qualify as a reorganization under the provisions of section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

                  WHEREAS, the parties intend that the Merger shall be accounted for as a "pooling of interests" for financial reporting purposes.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, the Stockholders, Merger Sub and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the URBCA, at the Effective Time (as defined below in Section 1.02), Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation of the Merger (the "Surviving Corporation").

                  SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the third business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing this Agreement or articles of merger or certificate of ownership and merger (in any case, the "Articles of Merger") with the Division of Corporations of the State of Utah in such form as is required by, and executed in accordance with, the relevant provisions of the URBCA. The term "Effective Time" means the date and time of the filing of the Articles of Merger with the Division of Corporations of the State of Utah (or such later time as may be agreed in writing by each of the parties hereto and specified in the Articles of Merger). Immediately prior to the filing of the Articles of Merger, a closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022 (or such other place as the parties may agree).

                  SECTION 1.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the URBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

                  SECTION 1.04. Certificate of Incorporation; By-Laws. (a) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation; provided, however, that, at the Effective Time,
Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read as follows: "The name of the Corporation is Niels Fugal Sons Company."

                  (b) At the Effective Time, the By-Laws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such By-Laws.

                  SECTION 1.05. Directors and Officers. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

                                   ARTICLE II

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 2.01. Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the Stockholders:

                  (a) each share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock"; all issued and outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") issued and outstanding immediately prior to the Effective Time shall be canceled and Parent shall issue to each Stockholder 1,363,105 shares of common stock, par value $0.331/3 per share, of Parent (the "Parent Common Stock"); and

                  (b) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

                  SECTION 2.02. Exchange of Certificates. (a) Surrender of Certificates. Upon the Effective Time, each Stockholder shall cause all certificates held by such Stockholder that immediately prior to the Effective Time represented outstanding Shares (the "Certificates") to be surrendered to Parent or an agent designated by it. Upon such surrender of a Certificate, the Stockholder shall receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock that such Stockholder has the right to receive pursuant to Section 2.01 in respect of the Shares formerly represented by such Certificate (after taking into account all Shares then held by such Stockholder) and the Certificate so surrendered shall forthwith be cancelled.

                  Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(b).

                  (b) Distributions with Respect to Unexchanged Shares of Parent Common Stock. No dividends or other distributions declared or made after the Effective Time with respect to the Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of such Certificate shall surrender such Certificate. Subject to the effect of escheat, tax or other applicable Laws (as defined in Section 3.05), following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) promptly, the amount of dividends or other distributions with a record date after the Effective Time and theretofore paid with respect to such whole shares of Parent Common

Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Parent Common Stock.

                  (c) No Further Rights in Company Common Stock. All shares of Parent Common Stock issued upon conversion of the Shares in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(b) and the rights under the Parent Rights Plan (as defined in Section 2.04)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Shares other than the registration rights under the Registration Rights Agreement (as defined in Section 8.03(c)).

                  (d) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Parent.

                  (e) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder of Shares for any such Shares (or dividends or distributions with respect thereto), or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

                  (f) Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

                  (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Parent or its agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.02(b).

                  SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Shares thereafter on the records of the Company. From and after the Effective Time, the holders of Certificates representing Shares outstanding immediately prior to the

Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided in this Agreement or by Law.

                  SECTION 2.04. Parent Rights Plan. Each person entitled to receive shares of Parent Common Stock pursuant to this Article II shall receive together with such shares of Parent Common Stock the number of Parent Common Stock purchase rights (pursuant to the Shareholder Protection Rights Agreement, dated as of June 1, 1992, among Parent and First Union National Bank of North Carolina, as Rights Agent (the "Parent Rights Plan")) per share of Parent Common Stock equal to the number of Parent Common Stock purchase rights associated with one share of Parent Common Stock at the Effective Time.


                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                              AND THE STOCKHOLDERS

                  The Company and the Stockholders each hereby represents and warrants, severally and not jointly, to Parent and Merger Sub that:

                  SECTION 3.01. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Company is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Company Material Adverse Effect. The term "Company Material Adverse Effect" means any circumstance, change in, or effect on the business of, the Company that, individually or in the aggregate, with any other circumstances, changes in, or effects on the business of the Company, (a) is, or could be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or financial condition of the Company, individually or in the aggregate, or (b) could adversely affect the ability of the Company to operate or conduct its business in the manner in which it is currently operated or conducted. Except as disclosed in Section 3.01 of the Company Disclosure Schedule, the Company does not have, nor at any time has had, any subsidiaries or an equity interest in any partnership, joint venture arrangement or other business entity. The Company's jurisdiction of organization and jurisdictions where it is qualified or licensed as a foreign corporation to do business are disclosed in Section 3.01 of the Disclosure Schedule delivered by the Company to Parent and Merger Sub concurrently with the execution of this Agreement (the "Company Disclosure Schedule").

                  SECTION 3.02. Articles of Incorporation and By-Laws. The Company has heretofore made available to Parent a complete and correct copy of the Amended and Restated Articles of Incorporation and the Amended and Restated By-Laws of the Company. Such Amended and Restated Articles of Incorporation and Amended and Restated By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Amended and Restated Articles of Incorporation or Amended and Restated By-Laws.

                  SECTION 3.03. Capitalization. (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock. As of the date of this Agreement, (i) 25,761 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable and
(ii) no shares of Company Common Stock are held in the treasury of the Company. Except as disclosed in Section 3.03(a) of the Company Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or obligating the Company to issue or sell any shares of capital stock of, or other equity interests in, the Company. Except as disclosed in
Section 3.03(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. Except as disclosed in Section 3.03(a) of the Company Disclosure Schedule, the Company does not directly or indirectly own, and has not agreed to purchase or otherwise acquire, any of the capital stock of, or any interest convertible into or exchangeable or exercisable for the capital stock of any corporation, partnership, joint venture or other business association or entity. There are no material outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other person.

                  (b) The Stockholders are all of the record and beneficial owners of the Shares, and each Stockholder holds his or its Shares free and clear of Encumbrance, and, except as disclosed in Section 3.03(b) of the Company Disclosure Schedule, has full and absolute right and power to assign, transfer and sell his or its Shares.

                  (c) The stock register of the Company accurately records: (i) the name and address of each person owning shares of capital stock of the Company and (ii) the certificate number of each certificate evidencing shares of capital stock issued by the Company, the number of shares evidenced by each such certificate, the date of issuance thereof and, in the case of cancellation, the date of cancellation.

                  (d) The Company has no liability or obligation under (i) the Stock Repurchase Agreement, dated February 1, 1997, by and between the Company and Boyd L. Fugal and the related promissory note, and (ii) the Stock Repurchase Agreement, dated February 1, 1997, by and between the Company and Grant K. Fugal and the related promissory note.

                  SECTION 3.04. Corporate Books and Records. The minute books of the Company for the ten (10) years preceding the date of this Agreement contain, and as of the Effective Time will contain, accurate records of all meetings and accurately reflect all other actions taken by the stockholders, Boards of Directors and all committees of the Boards of Directors of the Company.

                  SECTION 3.05. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. Each Stockholder has full right and capacity to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of then outstanding Shares and the filing of Articles of Merger with the Division of Corporations of the State of Utah as required by the URBCA). This Agreement has been duly and validly executed and delivered by the Company and each Stockholder and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company and each Stockholder, enforceable against the Company and each Stockholder in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

                  SECTION 3.06. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by the Company and the Stockholders do not, and the performance of this Agreement by the Company and the Stockholders will not, (i) conflict with or violate the Amended and Restated Articles of Incorporation or Amended and Restated ByLaws of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in Section 3.06(b) have been made, conflict with or violate any foreign or domestic law, statute, ordinance, rule, regulation, order, judgment or decree ("Law") applicable to the Stockholders or to the Company or by which any property or asset of the Company is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) only, (x) as disclosed in Section 3.05 and
Section 3.06 of the Company Disclosure Schedule and (y) for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and would have, individually or in the aggregate, a Company Material Adverse Effect, and that would not prevent or delay the consummation of the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by the Company and the Stockholders do not, and the performance of this Agreement by each of them will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority ("Governmental Entity"), except (i) for the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (ii) the filing and recordation of appropriate merger documents as required by the URBCA, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and would not have, individually or in the aggregate, a Company Material Adverse Effect, and would not prevent or delay the consummation of the transactions contemplated by this Agreement.

                  SECTION 3.07. Permits; Compliance. (a) The Company is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have, or the suspension or cancellation of, any of the Company Permits has not had, and would not have, individually or in the aggregate, a Company Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits has not had, and would not have, individually or in the aggregate, a Company Material Adverse Effect.

                  (b) The Company is not in conflict with, or in default or violation of, (i) any Law applicable to the Company or by which any property or asset of the Company is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or any property or asset of the Company is bound or affected or (iii) any Company Permits, except, in the case of each of (i), (ii) and (iii), for any such conflicts, defaults or violations that have not had, and would not have, individually or in the aggregate, a Company Material Adverse Effect.

                  SECTION 3.08. Financial Statements. (a) True and complete copies of the audited consolidated balance sheet of the Company for each of the fiscal years ended as of January 31, 1996, 1997, 1998, 1999 and, prior to the Effective Time, 2000 and the related audited consolidated statements of income, stockholders' equity and cash flow for each of the fiscal years then ended, together, in each case, with all related notes and schedules thereto, accompanied by the reports thereon of the Company's Accountants (collectively referred to herein as the "Company Audited Financial Statements") have been delivered by the Company to Parent. The Company Audited Financial Statements (i) were prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly in all material respects the financial condition and results of operations of the Company as of the dates thereof or for the periods covered thereby, (iii) have been prepared in accordance with U.S. GAAP (except as may be indicated in the notes thereto) applied on a consistent basis throughout the periods referred to in this paragraph (a) of Section 3.08 and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the consolidated financial condition of the Company and the results of the operations of the Company as of the dates thereof or for the periods covered thereby.

                  (b) The books of account and other financial records of the
Company: (i) reflect all items of income and expense and all assets and Liabilities required to be reflected therein in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company; (ii) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies; and (iii) have been maintained in accordance with good business and accounting practices.

                  SECTION 3.09. Conduct in the Ordinary Course; Absence of Certain Changes or Events. Since January 31, 2000, except as disclosed in
Section 3.09 of the Company Disclosure Schedule, the Company has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, has not:

                  (a) amended or otherwise changed its Amended and Restated Articles of Incorporation or Amended and Restated By-Laws;

                  (b) issued, sold, pledged, disposed of, granted, encumbered, or authorized the issuance, sale or pledge, disposition, grant or encumbrance of, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or (ii) any material assets of the Company, except in the ordinary course of business and in a manner consistent with past practice;

                  (c) declared, set aside, made or paid any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassified, combined, split, subdivided or redeemed, purchased or otherwise acquired, directly or indirectly, any of its capital stock;

                  (e) acquired (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice;

                  (f) incurred any indebtedness for borrowed money or issued any debt securities or assumed, guaranteed or endorsed, or otherwise as an accommodation became responsible for, the obligations of any person, or made any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice;

                  (g) entered into any contract or agreement material to its business, results of operations or financial condition other than in the ordinary course of business, consistent with past practice;

                  (h) authorized any capital expenditure, which, when taken together with all other capital expenditures made by the Company exceed $50,000;

                  (i) increased the compensation payable or to become payable to its officers, consultants or employees, except for increases in accordance with past practices in salaries or wages of employees or consultants of the Company who are not officers of the Company, or granted any severance or termination pay to, or entered into any employment or severance agreement with any director, officer, consultant or other employee of the Company, or established, adopted, entered into or amended any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee;

                  (j) amended, terminated, canceled or compromised any material claim of the Company or waived any other rights of substantial value to the Company;

                  (k) failed to maintain the Assets in accordance with good business practice and in good operating condition and repair;

                  (l) allowed any Company Permit or Environmental Permit that was issued or relates to the Company or otherwise relates to any Asset to lapse or terminate or failed to renew any such Company Permit or Environmental Permit or any insurance policy that is scheduled to terminate or expire within 45 calendar days of the Effective Time;

                  (m) permitted or allowed any of the assets or properties (whether tangible or intangible) of the Company to be subjected to any Encumbrance, other than Encumbrances that will be released at or prior to the Effective Time;

                  (n) taken any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payment of accounts payable and collection of accounts receivable);

                  (o) made any tax election or settled or compromised any material federal, state, local or foreign income tax liability;

                  (p) paid, discharged or satisfied any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the Company Financial Statements or subsequently incurred in the ordinary course of business and consistent with past practice;

                  (q) suffered any casualty, loss or damage with respect to any of the Assets which in the aggregate have a replacement cost of more than $100,000, whether or not such casualty, loss or damage shall have been covered by insurance;

                  (r) disclosed any confidential or proprietary Company Intellectual Property (as defined in Section 3.18 of this Agreement);

                  (s) incurred any indebtedness, including any guarantee of indebtedness, in excess of $50,000 individually or $100,000 in the aggregate, or made any loan to any person, provided, however, that any indemnity provided by the Company in the ordinary course of business and consistent with past pracitce shall not be subject to this Section 3.09(s);

                  (t) made any material changes in the customary methods of operations of the Company, including, without limitation, practices and policies relating to manufacturing, purchasing, marketing, selling and pricing;

                  (u) entered into any agreement, arrangement or transaction with any of its directors, officers, employees or shareholders (or with any relative, beneficiary, spouse or affiliate of such Person);

                  (v) terminated, discontinued, closed or disposed of any plant, facility or other business operation, or laid off any employees (other than layoffs of less than 25 employees in any six-month period in the ordinary course of business consistent with past practice) or implemented any early retirement, separation or program providing early retirement window benefits within the meaning of Section 1.401(a)-4 of the Regulations or announced or planned any such action or program for the future;

                  (w) made any charitable contribution;

                  (x) suffered any Company Material Adverse Effect; or

                  (y) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 3.09 or granted any options to purchase, rights of first refusal, rights of first offer or any other similar rights or commitments with respect to any of the actions specified in this Section 3.09, except as expressly contemplated by this Agreement.

                  SECTION 3.10. Absence of Litigation. Except as disclosed in
Section 3.10 of the Company Disclosure Schedule (which, with respect to each Action disclosed therein, sets forth: the parties, nature of the proceeding, date and method commenced, amount of damages or other relief sought and if applicable, paid or granted), there is no Action pending or, to the knowledge of the Company or the Stockholders after reasonable investigation, threatened against the Company or any property or asset of the Company before any court, arbitrator or Governmental Entity, domestic or foreign. Except as disclosed in
Section 3.10 of the Company Disclosure Schedule, neither the Company nor any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company or the Stockholders, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator. The term "Action" means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Entity.

                  SECTION 3.11. Employee Benefit Matters. (a) Plans and Material Documents. Section 3.11(a) of the Company Disclosure Schedule lists (i) all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical, disability or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company, (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA in the event such plan has been or were to be terminated, (iii) any plan in respect of which the Company could incur liability under Section 4212(c) of ERISA and
(iv) any contracts, arrangements or understandings between the Company or any of its affiliates and any employee of the Company including, without limitation, any contracts, arrangements or understandings relating to the sale of the Company (collectively, the "Plans"). Each Plan is in writing and the Company has furnished Parent with a complete and accurate copy of each Plan and a complete and accurate copy of each material document prepared in connection with each such Plan including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared actuarial report and financial statement in connection with each such Plan. Except as disclosed on Section 3.11(a) of the Company Disclosure Schedule, there are no other employee benefit plans, programs, arrangements or agreements, whether formal or informal, whether in writing or not, to which the Company is a party, with respect to which the Company has any obligation or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company. The Company does not have any express or implied commitment (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Absence of Certain Types of Plans. None of the Plans is
(i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a "Multiemployer Plan"), (ii) subject to Title IV of ERISA, or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which the Company could incur liability under Section 4063 or 4064 of ERISA (a "Multiple Employer Plan"). None of the Plans provides for the payment of separation, severance, termination, acceleration of vesting or payment of any employee benefit, or similar-type benefits to any Person or obligates the Company to pay separation, severance, termination or similar-type benefits to accelerate the vesting or payment of any employee benefit solely as a result of any transaction contemplated by this Agreement or as a result of a "change in control", within the meaning of such term under Section 280G of the Code. Except as disclosed in Section 3.11(b) of the Company Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company. Each of the Plans is subject only to the laws of the United States or a political subdivision thereof.

                  (c) Compliance with Applicable Law. Except as disclosed in
Section 3.11(c) of the Company Disclosure Schedule, each Plan is now and always has been operated in all material respects in accordance with the requirements of all applicable Law, including, without limitation, ERISA and the Code, and all persons who participate in the operation of such Plans and all Plan "fiduciaries" (within the meaning of Section 3(21) of ERISA) have always acted in accordance with the provisions of all applicable Law, including, without limitation, ERISA and the Code. The Company has performed all obligations required to be performed by it under, is not in any material respect in default under or in violation of, any Plan. No legal action, suit or claim is pending or, to the knowledge of the Company and the Stockholders, threatened with respect to any Plan (other than claims for benefits in the ordinary course) and, to the knowledge of the Company and the Stockholders after reasonable investigation, no fact or event exists that could give rise to any such action, suit or claim.

                  (d) Qualification of Certain Plans. Each Plan which is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, and, to the knowledge of the Company and the Stockholders after due inquiry, except as disclosed in Section 3.11(c) of the Company Disclosure Schedule, no fact or event has occurred since the date of such determination letter from the IRS that has had or could reasonably have an adverse effect on the qualified status of any such Plan or the exempt status of any such trust. There is no trust maintained or contributed to by the Company which is intended to be qualified as a voluntary employees' beneficiary association and which is intended to be exempt from federal income taxation under Section 501(c)(9) of the Code.

                  (e) Absence of Certain Liabilities and Events. There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred any liability for any penalty or tax arising under Section 4971, 4972, 4980, 4980B or 6652 of the Code or any liability under Section 502 of ERISA, and, except as disclosed in Section 3.11(c) of the Company Disclosure Schedule, to the knowledge of the Company and the Stockholders after due inquiry, no fact or event exists that has or could reasonably give rise to any such liability. The Company has not incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists that has or could reasonably give rise to any such liability. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. No reportable event (within the meaning of Section 4043 of ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA. No Plan had an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Plan. None of the assets of the Company is the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code; the Company has not been required to post any security under Section 307 of ERISA or
Section 401(a)(29) of the Code; and no fact or event exists that has or could reasonably give rise to any such lien or requirement to post any such security.

                  (f) Plan Contributions and Funding. All material contributions, premiums or payments required to be made with respect to any Plan have been made on or before their due dates. All such contributions have been fully deducted for income tax purposes and no such deduction has been challenged or disallowed by any government entity and no fact or event exists that has or could reasonably give rise to any such challenge or disallowance.

                  (g) Certain Employee-Benefits Assets. Except as disclosed in
Section 3.11(g) of the Company Disclosure Schedule, each of the guaranteed investment contracts and other funding contracts with any insurance company that are held by any of the Plans and any annuity contracts purchased by (i) any of the Plans or (ii) any pension benefit plans (as defined in Section 3(2) of ERISA) that provided benefits to any current or former employees of the Company was issued by an insurance company which carried the highest rating from each of Duff & Phelps Credit Rating Co., Standard & Poor's Insurance Rating Services, A.M. Best Company and Moody's Investors Service, as of the date such contract was issued, the date hereof and the Effective Time.

                  (h) Americans With Disabilities Act. Except as set forth in
Section 3.11(h) of the Company Disclosure Schedule, and except with respect to any real property leased by the Company on a month-to-month basis or for a term of less than six months, the Company is in material compliance with the requirements of the Americans With Disabilities Act.

                  (i) WARN Act. The Company is in material compliance with the requirements of the Workers Adjustment and Retraining Notification Act ("WARN") and any applicable state or local plant closing notification statute and has no liabilities pursuant to WARN or any such state or local statute.

                  SECTION 3.12. Labor Matters. Except as set forth in Section
3.12 of the Company Disclosure Schedule, (a) the Company is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company and currently there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit which could affect the Company; (b) there are no controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened between the Company and any of its employees, and the Company has not experienced any such controversy, strike, slowdown or work stoppage within the past three years; (c) the Company has not breached or otherwise failed to comply with the provisions of any collective bargaining or union contract and there are no grievances outstanding against the Company under any such agreement or contract; (d) there are no unfair labor practice complaints pending against the Company before the National Labor Relations Board or any other Governmental Entity or any current union representation questions involving employees of the Company; (e) the Company is currently in compliance with all applicable Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Entity, and has withheld and paid to the appropriate Governmental Entity or is holding for payment not yet due to such Governmental Entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing; (f) the Company has paid in full to all its employees or adequately accrued for in accordance with U.S. GAAP all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees; (g) there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened before any Governmental Entity with respect to any Persons currently or formerly employed by the Company; (h) the Company is not a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Entity relating to employees or employment practices; (i) there is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened with respect to the Company; and (j) there is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company and the Stockholders after reasonable investigation, threatened before the United States Equal Employment Opportunity Commission, or any other

Governmental Entity in any jurisdiction in which the Company has employed or currently employs any person.

                  SECTION 3.13. Key Employees. Section 3.13 of the Company Disclosure Schedule lists the name, place of employment, the current annual salary rates, bonuses, deferred or contingent compensation, pension, accrued vacation, "golden parachute" and other like benefits paid or payable (in cash or otherwise), the date of employment and a description of position and job function of each current salaried employee, officer, director, consultant or agent of the Company whose annual compensation exceeded $60,000.

                  SECTION 3.14. Contracts. (a) Section 3.14(a) of the Company Disclosure Schedule lists each of the following contracts and agreements of the Company that are in effect, that are claimed by the Company, the Stockholders or, to the knowledge of the Company or the Stockholders after due inquiry, a third party to be in effect, or, in the ordinary course of business, have been treated by the Company, the Stockholders or, to the knowledge of the Company or the Stockholders after due inquiry, a third party as being in effect at the date of this Agreement (collectively, the "Material Contracts"):

                  (i) each instrument or arrangement creating an Encumbrance on any real or personal property;

                  (ii) each indenture, trust agreement, credit agreement or other instrument relating to any issue of bonds, debentures, notes or other evidences of indebtedness;

                  (iii) each lease or other agreement relating to real or personal property or any interest therein that either does not terminate or is not terminable within six months from the date hereof;

                  (iv) each policy of fire, liability and other forms of insurance (including title insurance) held by and/or covering assets of the Company;

                  (v) each letter of credit, bank account or safe deposit box arrangement;

                  (vi) each contract or agreement that obligates the Company to perform, provide or purchase goods, supplies or services which have an individual value of more than $100,000;

                  (vii) each contract and agreement which cannot be cancelled by the Company without penalty or further payment and without more than 30 days notice;

                  (viii) all management contracts and contracts with independent contractors or consultants (or similar arrangements) to which the Company is a party and which are not cancelable without penalty or further payment and without more than 30 days notice;

                  (ix) all broker, franchise, agency dealer and sales promotion agreements to which the Company is a party;

                  (x) all contracts and agreements with any Governmental Entity to which the Company is a party;

                  (xi) all contracts and agreements that limit or purport to limit the ability of the Company to compete in any line of business or with any Person or in any geographic area or during any period of time;

                  (xii) all contracts and agreements between or among the Company and any affiliate of the Company;

                  (xiii) all contracts and agreements providing for benefits under any Plan; and

                  (xiv) all other contracts and agreements whether or not made in the ordinary course of business, which are material to the Company or the conduct of the business or the absence of which would have a Company Material Adverse Effect.


                  (b) Except as disclosed in Section 3.14(b) of the Company Disclosure Schedule: (i) each Material Contract is valid and binding on the respective parties thereto and is in full force and effect and (ii) upon consummation of the transactions contemplated by this Agreement, and except to the extent that any consents set forth in Section 3.14 of the Disclosure Schedule are not obtained, each Material Contract shall continue in full force and effect without penalty or other adverse consequence.

                  (c) Except as disclosed in Section 3.14(c) of the Company Disclosure Schedule, the Company is not in breach of, or default under, any Material Contract. To the knowledge of the Company and the Stockholders, no other party to any Material Contract is in breach thereof or default thereunder.

                  SECTION 3.15. Real Property. (a) Section 3.15(a) of the Company Disclosure Schedule lists the street address of each parcel of real property owned or leased by the Company (collectively, the "Real Property"), together with a designation as to whether such real property is owned or leased.

                  (b) Except as described in Section 3.15(b) of the Company Disclosure Schedule, there is no material violation of any Law (including, without limitation, any building, planning or zoning law) relating to any of the Real Property. The Company has made available to Parent true and complete copies, for each parcel of the Real Property owned by it and, to the extent available, for each parcel of Real Property leased or subleased by it, all deeds, title insurance policies, title reports, surveys, certificates of occupancy, environmental reports and audits, appraisals, permits, other title documents and other documents relating to the Real Property, the operations of the Company thereon or any other uses thereof. The Company is in peaceful and undisturbed possession of each parcel of Real Property and there are no contractual or legal restrictions that preclude or restrict the ability to use the premises for the purposes for which they are currently being used. There are no condemnation proceedings or eminent domain proceedings of any kind pending or, to the knowledge of the Company or the Stockholders, threatened against the Real Property. All existing water, sewer, steam, gas, electricity, telephone and other utilities required for the construction, use, occupancy, operation and maintenance of the Real Property are adequate for the conduct of the business of the Company as it has been and currently is conducted. There are no material adverse physical conditions affecting the Real Property or any of the facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty of a permanent nature annexed, affixed or attached to, located on or forming part of the Real Property that would cause the Real Property or such facilities, buildings, structures, erections, improvements, fixtures, fixed assets and personalty to be unsuitable for their respective current or intended uses. Except as set forth in
Section 3.15(b) of the Company Disclosure Schedule, the Company has not leased or subleased any parcel or any portion of any parcel of Real Property to any other Person, nor has the Company assigned its interest under any lease or sublease listed in Section 3.15(b) of the Company Disclosure Schedule to any third party.

                  (c) The Company has delivered to Parent, as of the Effective Time, true and complete copies of all leases and subleases with respect to the Real Property that is leased or subleased by the Company and any and all ancillary documents pertaining thereto (including, but not limited to, all amendments, consents for alterations and documents recording variations and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

                  (i) such lease or sublease, together with all ancillary documents pertaining thereto, is valid and binding and in full force and effect and represents the entire agreement between the respective landlord and tenant with respect to such property;

                  (ii) except as otherwise set forth in Section 3.15(c) of the Company Disclosure Schedule, such lease or sublease will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the landlord a right to terminate such lease or sublease;

                  (iii) except as otherwise disclosed in Section 3.15(c) of the Company Disclosure Schedule, with respect to each such lease or sublease: (A) the Company has not received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by the Company thereunder, (B) the Company has not received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) the Company has not granted to any other person any rights, adverse or otherwise, under such lease or sublease; and

                  (iv) neither the Company nor, to the knowledge of the Company and the Stockholders, any other party to such lease or sublease, is in breach or default in any material respect, and, to the knowledge of the Company and the Stockholders, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

                  SECTION 3.16. Personal Property. (a) Section 3.16(a) of the Company Disclosure Schedule lists each item or distinct group of machinery, equipment, tools, supplies, furniture, fixtures, personalty, vehicles, rolling stock and other tangible personal property (collectively, the "Personal Property") used in the business of the Company or owned or leased by the Company.

                  (b) The Company has delivered to Parent, as of the Effective Time, true and complete copies of all leases and subleases for Personal Property and any and all material ancillary documents pertaining thereto (including, but not limited to, all amendments, consents and evidence of commencement dates and expiration dates). With respect to each of such leases and subleases:

                  (i) such lease or sublease, together with all ancillary documents pertaining thereto, is valid and binding and in full force and effect and represents the entire agreement between the respective lessor and lessee with respect to such property;

                  (ii) except as set forth in Section 3.16(b) of the Company Disclosure Schedule, such lease or sublease will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the consummation of the transactions contemplated by this Agreement, nor will the consummation of the transactions contemplated by this Agreement constitute a breach or default under such lease or sublease or otherwise give the lessor a right to terminate such lease or sublease;

                  (iii) except as otherwise disclosed in Section 3.16(b) of the Company Disclosure Schedule, with respect to each such lease or sublease: (A) the Company has not received any notice of cancellation or termination under such lease or sublease and no lessor has any right of termination or cancellation under such lease or sublease except upon a breach or default by the Company thereunder, (B) the Company has not received any notice of a breach or default under such lease or sublease, which breach or default has not been cured, and (C) the Company has not granted to any other person any rights, adverse or otherwise, under such lease or sublease; and

                  (iv) neither the Company nor, to the knowledge of the Company and the Stockholders after reasonable investigation, any other party to such lease or sublease, is in breach or default in any material respect, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time would constitute such a breach or default or permit termination, modification or acceleration under such lease or sublease.

                  (c) The Company has the full right to exercise any renewal options contained in the leases and subleases pertaining to the Personal Property on the terms and conditions contained therein and upon due exercise would be entitled to enjoy the use of each item of leased Personal Property for the full term of such renewal options.

                  SECTION 3.17. Assets. (a) Except as disclosed in Section 3.17(a) of the Company Disclosure Schedule, the Company owns, leases or has the legal right to use all the properties and assets, including, without limitation, the Real Property and the Personal Property, used in the conduct of its business or otherwise owned, leased or used by the Company and, with respect to contract rights, is a party to and enjoys the right to the benefits of all contracts, agreements and other arrangements used or intended to be used by the Company or in or relating to the conduct of its business (all such properties, assets and contract rights being the "Assets"). The Company has good and marketable title to, or, in the case of leased or subleased Assets, valid and subsisting leasehold interests in, all the Assets, free and clear of all Encumbrances, except (i) as disclosed in Sections 3.14(a)(i), 3.15(b), 3.15(c), 3.16(b) or 3.17(a) of the Company Disclosure Schedule and (ii) such of the following Encumbrances as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced (A) liens for taxes, assessments and governmental charges or levies not yet due and payable; (B) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business securing obligations that (1) are not overdue for a period of more than 30 days and (2) are not in excess of $25,000 in the case of a single property or $100,000 in the aggregate at any time; (C) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (D) minor survey exceptions, reciprocal easement agreements and other customary Encumbrances on title to real property that (1) were not incurred in connection with any indebtedness, (2) do not render title to the property encumbered thereby unmarketable and (3) do not, individually or in the aggregate, materially adversely affect the value or use of such property for its current and anticipated purposes.

                  (b) Following the consummation of the transactions contemplated by this Agreement, the Company will continue to own, pursuant to good and marketable title, or lease, under valid and subsisting leases, or otherwise retain its respective interest in the Assets without incurring any penalty or, individually or in the aggregate, any Company Material Adverse Effect, including, without limitation, any increase in rentals, royalties, or licenses or other fees imposed as a result of, or arising from, the consummation of the transactions contemplated by this Agreement. Immediately following the Closing, the Company shall own and possess all documents, books, records, agreements and financial data of any sort used by the Company in the conduct of the Business or otherwise.

                  For purposes of the Agreement, the term "Encumbrance" means any security interest, pledge, mortgage, lien (including, without limitation, environmental and Tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

                  (c) The Assets constitute all the properties, assets and rights forming a part of, used or held in, and all such properties, assets and rights as are necessary in the conduct of, the business of the Company as it is currently conducted. The Company has caused the Assets to be maintained in accordance with commercially reasonable business practice, and all the Assets are in good operating condition and repair, normal wear and tear excepted.

                  SECTION 3.18. Environmental Matters. The Company: (a) except as disclosed in Section 3.18 of the Company Disclosure Schedule, is in compliance with, and for the past three years has been in compliance with, all applicable Environmental Laws, except where such noncompliance would not have a Company Material Adverse Effect; (b) except as disclosed in Section 3.18 of the Company Disclosure Schedule and except as would not have a Company Material Adverse Effect, does not currently own or lease, and, to the knowledge of the Company and the Stockholders after due inquiry, has not formerly owned or leased, any property that is contaminated with Hazardous Materials (as defined below); (c) except as disclosed in Section 3.18 of the Company Disclosure Schedule, has not disposed of, has not arranged for the disposal of, nor has any knowledge of the disposal of, any Hazardous Material on any Real Property, except where such disposal would not have a Company Material Adverse Effect; (d) has all Environmental Permits (as defined below), except as disclosed in Section
3.18 of the Company Disclosure Schedule and where the failure to have such Environmental Permits would not have a Company Material Adverse Effect; (e) except as set forth in Section 3.18 of the Company Disclosure Schedule, is in compliance with its Environmental Permits except where such noncompliance would not have a Company Material Adverse Effect; (f) except as disclosed in Section
3.18 of the Company Disclosure Schedule, has not received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (defined below) or any similar Law of any state, locality or any other jurisdiction; (g) except as disclosed in Section 3.18 of the Company Disclosure Schedule, has not entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Company or the Stockholders, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto; and (h) except as disclosed in Section 3.18 of the Company Disclosure Schedule, has not conducted, and has not undertaken or completed, any remedial action relating to the Release or threatened Release at the Real Property or at any other site, location or operation, either voluntarily or pursuant to the order of any Governmental Entity or the requirements of any Environmental Law or Environmental Permit; and (i) none of the real property owned, leased (except no representation is made pursuant to this clause (i) with respect to any real property leased on a month-to-month basis or for a term of less than six months, provided that neither the Company nor the Stockholders has actual knowledge with respect to such property) or secured by the Company, or formerly owned, leased (except no representation is made pursuant to this clause (i) with respect to any real property leased on a month-to-month basis or for a term of less than six months, provided that neither the Company nor the Stockholders has actual knowledge with respect to such property) or secured by the Company, is listed or, to the knowledge of Company or the Stockholders, proposed for listing on the "National Priorities List" under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup. Except as disclosed in Section
3.18 of the Company Disclosure Schedule, all past non-compliance with any applicable Environmental Law or Environmental Permit has been resolved without any pending, ongoing or future obligation, cost or liability, and there is no requirement proposed for adoption or implementation under any Environmental Law or Environmental Permit that would have a Company Material Adverse Effect. Except as disclosed in Section 3.18 of the Company Disclosure Schedule, there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any of the Owned Real Property or, to the knowledge of the Company or the Stockholders after reasonable investigation, on any of the leased Real Property during the Company's ownership or occupation of such property or, to the knowledge of the Company or the Stockholders after reasonable investigation, on any property formerly owned, leased or occupied by the Company. For the purposes of the immediately preceding sentence of this
Section 3.18, "reasonable investigation" shall not require the Company or the Stockholders to conduct or cause to be conducted any Phase I or Phase II environmental investigation with respect to any property unless it is otherwise deemed to be necessary to conduct a reasonable investigation with respect to such property. Except as disclosed in Section 3.18 of the Company Disclosure Schedule, there are no Environmental Claims pending or threatened against the Company, the business, the Real Property or any other property formerly secured, leased or occupied by the Company, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location currently or formerly used by the Company or any of their predecessors or with respect to any previously owned or operated facilities, except where such Environmental Claim would not have a Company Material Adverse Effect.

                  For purposes of this Agreement:

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

                  "Environmental Claims" means any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Material or arising from any alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Laws" means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, Release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

                  "Environmental Permits" means any permit, approval, identification number, license and other authorization required under any applicable Environmental Law.

                  "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "Release" means disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like into or upon any land or water or air or otherwise entering the environment.

                  SECTION 3.19. Intellectual Property. (a) Section 3.19(a) of the Company Disclosure Schedule sets forth a true and complete list of all Intellectual Property owned by the Company (the "Company Intellectual Property"). The Company Intellectual Property constitutes all the Intellectual Property used by the Company in the conduct of its business, and there are no other items of Intellectual Property that are material to the Company or the business of the Company.

                  (b) The rights of the Company in or to the Company Intellectual Property, and the conduct of the business of the Company, do not conflict with or infringe upon the Intellectual Property or other rights of any third party, and no claim has been asserted that the use of the Company Intellectual Property or the conduct of the business of the Company does or may infringe upon such rights of any third party.

                  (c) The Company is the exclusive owner of the entire right, title and interest in and to, free and clear of all Encumbrances, and has the right to use, all Company Intellectual Property in the continued operation of the Company in a manner consistent with past practice.

                  (d) The Company Intellectual Property has not been adjudged invalid or unenforceable in whole or part by any Governmental Entity.

                  (e) To the knowledge of the Company and the Stockholders, no Person is engaging in any activity that infringes upon the Company Intellectual Property or upon the rights of the Company therein. The consummation of the Merger will not result in the termination or impairment of any of the Company Intellectual Property.

                  (f) The Company is not aware of any reason why any pending application with respect to any of the Company Intellectual Property would not be granted.

                  (g) The Company has not granted to, nor received from, any third party any license or sublicense of Intellectual Property, except with respect to purchases of software that is generally available to the public for purchase or license.

                  For the purposes of this Agreement, "Intellectual Property" means (i) trademarks, service marks, trade dress, logos, trade names and corporate names, including all common law rights, registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (ii) copyrights (registered or otherwise) and registrations and applications for registration thereof, and all rights therein provided by multinational treaties or conventions, (iii) computer software, including, without limitation, source code, operating systems and specifications, data, data bases, files, documentation and other materials related thereto, data and documentation, (iv) trade secrets and confidential, technical or business information (including manufacturing processes, and all ideas, formulas, compositions, inventions and conceptions of inventions, whether patentable or unpatentable and whether or not reduced to practice), (v) whether or not confidential, technology (including know-how and show-how), manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, (vi) copies and tangible embodiments of all the foregoing, in whatever form or medium, (vii) issued patents and patent applications, (viii) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights, (ix) licenses or sublicenses in connection with any of the foregoing, and (x) all rights to sue and recover and retain damages and costs and attorneys' fees for past, present and future infringement or breach of any of the Intellectual Property rights hereinabove set forth.

                  SECTION 3.20. Taxes. The Company has (a) filed all federal, state, local and foreign Tax returns required to be filed by it prior to the date of this Agreement (taking into account extensions), (b) paid or accrued all Taxes shown to be due on such returns and paid all applicable ad valorem and value added Taxes as are due, (c) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings) and (d) provided adequate reserves in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. All Tax returns filed by the Company are true, correct and complete in all material respects. The Company has open years for federal, state and local income Tax returns only as set forth in
Section 3.20 of the Company Disclosure Schedule. The Company has not received from any governmental authority any written notice of proposed material adjustment, deficiency or underpayment of any Taxes, which notice has not been satisfied by payment or been withdrawn, and there are no material claims that have been asserted or, to the knowledge of the Company and the Individual Stockholders after reasonable investigation, threatened relating to such Taxes against the Company. There are no agreements for the extension of time for the assessment of any Taxes of the Company other than routine extensions granted in the ordinary course of business. The Company has withheld or collected and paid over to the appropriate governmental authorities (or is properly holding for such payment) all Taxes required by Law to be withheld or collected. The Company has not made an election under Section 341(f) of the Code. The Company has not been a member of any affiliated group with any company and has not filed a Tax return on a consolidated, combined or unitary basis with any company. For purposes of this Agreement, "Tax" or "Taxes" means any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customs' duties, tariffs and similar charges.

                  SECTION 3.21. Insurance. The Company maintains policies of insurance on terms, and in amounts, that are adequate for the conduct of its business as it is currently conducted and consistent with customary practices and standards of companies engaged in a business similar to that of the Company, and with insurers reasonably believed by the Company to be responsible.

                  SECTION 3.22. No Undisclosed Liabilities. There are no material Liabilities of the Company, other than Liabilities (a) reflected or reserved against on the Company Audited Financial Statements, or (b) disclosed in Section 3.22 of the Company Disclosure Schedule. Adequate reserves are reflected on the Company Audited Financial Statements against all material Liabilities of the Company in amounts that have been established on a basis consistent with the past practices of the Company and in accordance with U.S. GAAP. For purposes of this Agreement, "Liabilities" means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, matured or unmatured or determined or determinable, including without limitation, those arising under any Law (including, without limitation, any Environmental Law), Action or Order of any Governmental Entity and those arising under any contract, agreement, arrangement, commitment or undertaking.

                  SECTION 3.23. State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to ensure that the restrictions on business combinations contained in Section 61-6-1 of the URBCA will not apply to the Merger and the other transactions contemplated by this Agreement. To the knowledge of the Company and the

Stockholders, no other state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement.

                  SECTION 3.24. Private Placement. (a) Each Stockholder understands that (i) the offering and sale of the shares of Parent Common Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act") pursuant to Section 4(2) of the Securities Act and (ii) there is no existing public or other market for such shares and there can be no assurance that such Stockholder will be able to sell or dispose of such shares purchased by it pursuant to this Agreement.

                  (b) Each Stockholder is (i) a natural person whose individual net worth, or joint net worth with that Stockholder's spouse, at the Effective Time is at least $1,000,000 or (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with such Stockholder's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

                  (c) Each Stockholder has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the shares of Parent Common Stock and is capable of bearing the economic risks of such investment.

                  SECTION 3.25. Customers. Except as disclosed in Section 3.25 of the Company Disclosure Schedule, the Company has not received any notice or has any reason to believe that any customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

                  SECTION 3.26. Guaranties. Section 3.26 of the Company Disclosure Schedule sets forth a list of each guarantee given by a Stockholder of an obligation incurred by the Company.

                  SECTION 3.27. Brokers. No broker, finder or investment banker (other than Strategic Group LLC) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has heretofore made available to Parent a complete and correct copy of all agreements between the Company and Strategic Group LLC pursuant to which such firm would be entitled to any payment relating to the Merger or any other transactions.

                                   ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

                  Except as set forth in the Parent SEC Reports (as defined in Section 4.06 of this Agreement), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company and the Stockholders that:

                  SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Parent and each subsidiary of Parent (the "Parent Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and the Parent Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any circumstance, change in, or effect on the business of Parent or any Parent Subsidiary that, individually or in the aggregate with any other circumstances, changes in, or effects on, the business of Parent or any Parent Subsidiary (a) is, or could be, materially adverse to the business, operations, assets or liabilities, employee relationships, customer or supplier relationships, results of operations or financial condition of Parent and the Parent Subsidiaries, taken as a whole, or
(b) could adversely affect the ability of Parent and the Parent Subsidiaries to operate or conduct their business in the manner in which it is currently operated or conducted

                  SECTION 4.02. Certificate of Incorporation and By-Laws. Parent has heretofore made available to the Company a complete and correct copy of the Amended Certificate of Incorporation and the Amended and Restated By-Laws of Parent and the Articles of Incorporation and By-Laws of Merger Sub. Such Certificate of Incorporation, Articles of Incorporation and By-Laws are in full force and effect. Parent is not in violation of any provision of its Certificate of Incorporation or By-Laws.

                  SECTION 4.03. Capitalization. The authorized capital stock of Parent consists of (a) 150,000,000 shares of Parent Common Stock and (b) 1,000,000 shares of preferred stock, par value $1.00 per share ("Parent Preferred Stock"). As of February 1, 2000, (i) 25,982,076 shares of Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and (ii) no shares of Parent Common Stock are held in the treasury of Parent. Since February 1, 2000, no shares of Parent Common Stock have been issued except such shares issued with respect to (i) stock options with respect to Parent Common Stock which were exercised subsequent to February 1, 2000 and (ii) any stock split or stock dividend declared by Parent with respect to Parent Common Stock. As of the date of this Agreement, no shares of Parent Preferred Stock were issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock (the "Merger Sub Common Stock"), of which, as of the date of this Agreement, 100 shares are issued and outstanding. On the date of this Agreement, all issued and outstanding shares of Merger Sub Common Stock are, and at the Effective Time all issued and outstanding shares of Merger Sub Common Stock will be, duly authorized, validly issued, fully paid and non-assessable and will be held by Parent. Except for stock purchase rights issued pursuant to the Parent Rights Plan, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. At the Effective Time, the shares of Parent Common Stock to be issued to the Stockholders pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable.

                  SECTION 4.04. Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Parent or the Merger Sub are necessary to authorize this Agreement or to consummate the Merger and the other transactions contemplated by this Agreement (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the URBCA). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of Parent and Merger Sub in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws of general application affecting the enforcement of creditors' rights generally.

                  SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, (i) conflict with or violate the Amended Certificate of Incorporation or Amended and Restated By-Laws of Parent or any equivalent organizational documents of Merger Sub or any other Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Parent or any Parent Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (ii) and (iii) only,
(x) as disclosed in Section 4.05 of the Parent Disclosure Schedule and (y) where such conflicts, violations, breaches, defaults, or other occurrences that have not had, and would not have, individually or in the aggregate, a Parent Material Adverse Effect, and that would not prevent or delay the consummation of the transactions contemplated by this Agreement.

                  (b) The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), state securities or "blue sky" Laws, the Securities Act, the NYSE, state takeover laws, the HSR Act, the filing and recordation of appropriate merger documents as required by the URBCA and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and would not have, individually or in the aggregate, a Parent Material Adverse Effect, and that would not prevent or delay the consummation of the transactions contemplated by this Agreement

                  SECTION 4.06. SEC Filings; Financial Statements. (a) Parent has filed all forms, reports and documents required to be filed by it with the SEC since August 1, 1996 through the date of this Agreement (collectively, the "Parent SEC Reports"). As of the respective dates they were filed, (i) the Parent SEC Reports were prepared, in all material respects in accordance with the requirements of the Securities Act, or the Exchange Act, as the case may be, and (ii) none of the Parent SEC Reports at the time they were filed contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Parent Subsidiary is required to file any form, report or other document with the SEC.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Parent Material Adverse Effect).

                  SECTION 4.07. Absence of Certain Changes or Events. Since July 31, 1999, except as contemplated by or as disclosed in this Agreement, or as disclosed in any Parent SEC Report filed since July 1, 1999, there has not been any Parent Material Adverse Effect.

                  SECTION 4.08. Absence of Litigation. Except as disclosed in the Parent SEC Reports, there is no Action pending or, to the knowledge of Parent, threatened against Parent or any Parent Subsidiary, or any property or asset of Parent or any Parent Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or (ii) seeks to delay or prevent the consummation of the Merger or any other material transaction contemplated by this Agreement.

                  SECTION 4.09. Operations of Merger Sub. Merger Sub is a direct, wholly owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                  SECTION 4.10. Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.


                                    ARTICLE V

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  SECTION 5.01. Conduct of Business by the Company Pending the Merger. (a) The Company and the Stockholders agree that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Company Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Parent shall otherwise consent in writing:

                  (i) the business of the Company shall be conducted only in, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

                  (ii) the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and to preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations.

Without limiting the generality of the foregoing, except as described in Section 5.01(a) of the Disclosure Schedule, the Company will (i) continue its pricing and purchasing policies, in accordance with past practice; (ii) not shorten or lengthen the customary payment cycles for any of its payables or receivables;
(iii) use its best efforts to (A) preserve intact its business organization, (B) keep available to the Parent the services of the employees of the Company,

(C) continue in full force and effect without material modification all existing policies or binders of insurance currently maintained in respect of the Company and (D) preserve its current relationships with its customers, suppliers and other persons with which it has significant business relationships; (iv) not engage in any practice, take any action, fail to take any action or enter into any transaction which could cause any representation or warranty of the Company to be untrue or result in a breach of any covenant made by the Company in this Agreement and (vi) not create or suffer to exist any subsidiary or acquire any direct or indirect ownership or equity interest in any partnership, joint venture or other similar interest in any other entity.

                  (b) Except as described in Section 5.01 of the Company Disclosure Schedule, the Company and the Stockholders agree that, between the date of this Agreement and the Effective Time, without the prior written consent of Parent, the Company will not do any of the things enumerated in Section 3.09 of this Agreement.

                  SECTION 5.02. Notification of Certain Matters. From and after the date of this Agreement until the earlier to occur of the termination of this Agreement or the Effective Time, each party hereto shall promptly notify the other parties hereto in writing of (a) the occurrence, or nonoccurrence, of any event the occurrence or nonoccurrence of which would be likely to cause (i) any representations or warranties made in this Agreement, or any information furnished on any Schedule in the Parent Disclosure Schedule or the Company Disclosure Schedule, not to be accurate, to a degree which would cause any condition to the obligations of any party to effect the Merger not to be satisfied, either at the time such representation or warranty is made, or such information is furnished, or at the time of the occurrence or nonoccurrence of such event, or (ii) any condition to the obligations of any party to effect the Merger not to be satisfied, including, without limitation, the failure of the Company to satisfy the condition specified in Section 8.02(d), or (b) the failure of the Company, Merger Sub or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.02 shall not be deemed to be an amendment of this Agreement or any Schedule in the Parent Disclosure Schedule or the Company Disclosure Schedule and shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement. No delivery of any notice pursuant to this
Section 5.02 shall limit or affect the remedies available hereunder to the party receiving such notice, including the rights of Parent under Section 8.02(a) and the rights of the Company under Section 8.03(a), in the event that a representation or warranty made by the Company or Parent herein shall not be true and correct as of the date hereof and as of the Effective Time.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

                  SECTION 6.01. Access to Information; Confidentiality. (a) From the date of this Agreement to the Effective Time, Parent, on the one hand, and the Company and the Stockholders, on the other hand, shall (and shall cause their respective subsidiaries to): (i) provide to the other party (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, "Representatives") access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof, including, without limitation, access for the Parent to enter upon the Company's properties and the Landfill (as defined in Section 3.18 of the Company Disclosure Schedule) to investigate and collect air, surface water, groundwater and soil samples or to conduct any other type of environmental site assessment; provided that, for the avoidance of doubt, the same access is not being given by Parent to the Company and the Stockholders with respect to the Parent's properties; and (ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

                  (b) Parent, the Company and the Stockholders shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement dated January 21, 2000 (the "Confidentiality Agreement") among the Company, the Stockholders and Parent. Any Phase II environmental report with respect to the Landfill (as defined in the Company Disclosure Schedule), which is conducted by Parent subsequent to the date hereof but prior to the Effective Time, shall be deemed to be Proprietary Information under the Confidentiality Agreement, provided that if Parent shall decide not to consummate the Merger pursuant to Section 8.02(o) of this Agreement, then, notwithstanding the terms of the Confidentiality Agreement, Parent shall be entitled to disclose that its election not to consummate the Merger is based upon Section 8.02(o) of this Agreement.

                  SECTION 6.02. No Solicitation of Transactions. (a) From the date hereof to the earlier to occur of the termination of this Agreement or the Effective Time, the Company and the Stockholders will not, directly or indirectly, and will instruct their respective Representatives not to, directly or indirectly, solicit or initiate (including by way of furnishing nonpublic information), or take any other action knowingly to facilitate, any inquiries or the making of any proposal or offer that constitutes, any Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person or entity in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of their Representatives to take any such action. The Company shall notify Parent promptly if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Competing Transaction is made. The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.

                  (b) A "Competing Transaction" means any of the following involving the Company (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of any significant assets of the Company other than in the ordinary course of business; or (iii) an acquisition of any Company Common Stock.

                  SECTION 6.03. Pooling. (a) From and after the date of this Agreement and until the Effective Time, neither Parent, the Stockholders nor the Company, nor any of their respective subsidiaries or other affiliates, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. Between the date of this Agreement and the Effective Time, Parent, the Stockholders and the Company each shall take all reasonable actions necessary to cause the characterization of the Merger as a pooling of interests for accounting purposes if such a characterization were jeopardized by action taken by Parent, the Stockholders or the Company, respectively, prior to the Effective Time (it being agreed that such actions will include, if necessary, in the case of the Parent, the sale or transfer for fair value of all shares of Parent Common Stock that currently are treasury shares). Following the Effective Time, Parent, the Surviving Corporation and the Stockholders shall not knowingly take any action, or fail to take any action, that would jeopardize the characterization of the Merger as a "pooling of interests" for accounting purposes.

                  (b) Without limiting the generality of Section 6.03(a), each Stockholder agrees that, between the date of this Agreement and Effective Time, it will not sell, pledge transfer or otherwise dispose of any Shares or shares of Parent Common Stock that it may hold. Furthermore, each Stockholder agrees not to sell, transfer or otherwise dispose of shares of Parent Common Stock received by it in the Merger or any other shares of Parent Common Stock that it may hold until after such time as results covering at least 30 days of combined operations of the Company and Parent have been published by Parent, in the form of a public quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement that includes the combined results of operations.

                  SECTION 6.04. Further Action; Consents; Filings. (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities Act and the rules and regulations thereunder and any other applicable federal or state securities laws, (B) the HSR Act and (C) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents, except such documents as do not relate directly to Parent, the Parent Subsidiaries, the Company, the Stockholders or the Merger, to the nonfiling party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith. Notwithstanding anything to the contrary in this Section 6.04, the parties agree that, in respect to any action taken or threatened to be taken by any Governmental Entity, Parent shall not be required to sell, license or otherwise dispose of, hold separate or otherwise divest itself of any portion of the business or assets of the Company, Merger Sub or Parent or any of its subsidiaries in order to consummate the Merger.

                  (b) Parent and the Company shall file as soon as practicable after the date of this Agreement notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

                  SECTION 6.05. Plan of Reorganization. This Agreement is intended to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Surviving Corporation, Parent nor any of their affiliates shall knowingly take any action which could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

                  SECTION 6.06. Public Announcements. Unless otherwise required by applicable law or the requirements of the NYSE, Parent, the Stockholders, Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

                  SECTION 6.07. Resale Restrictions. (a) The Stockholders acknowledge and agree that the shares of Parent Common Stock issued pursuant to this Agreement have not been registered under the Securities Act or any state securities Law, and that such shares to be received by them are being acquired solely for their own account, for investment and not with a view to the sale or distribution thereof. The Stockholders hereby agree not to offer, sell, hypothecate, pledge or otherwise transfer, pledge or hypothecate such shares unless and until registered under the Securities Act and any applicable state securities Law or unless such offer, sale, transfer, pledge or hypothecation is exempt from registration or is otherwise in compliance with the Securities Act and such Laws. The Stockholders acknowledge that, except as provided in the Registration Rights Agreement, the Stockholders have no right to require Parent to register shares of Parent Common Stock. The Stockholders understand and agree that each certificate representing shares of Parent Common Stock received hereunder shall bear the following legends:

                  "THE TRANSFER OF THE SECURITIES REPRESENTED BY
                  THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT
                  ON FILE AT THE OFFICES OF THE CORPORATION."

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS."

and the Stockholders agree to transfer shares of Parent Common Stock only in accordance with the provisions of such legends. In addition, such Stockholders agree that Parent shall instruct the transfer agent to only transfer the Parent Common Stock pursuant to these provisions.

                  (b) In the event the shares of Parent Common Stock received by the Stockholders hereunder cease to be restricted for purposes of the Securities Act, upon request of a Stockholder and surrender of the certificate bearing such legends, Parent or its designated agent will reissue such certificates to such Stockholder without such legends.

                  SECTION 6.08. Merger Information. Parent shall make available to each Stockholder at a reasonable time prior to the Effective Time the opportunity to ask questions and receive answers concerning the terms and conditions of the Merger and to obtain any additional information which Parent possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished by Parent.

                  SECTION 6.09. Stockholder Vote. The Company shall call and hold a meeting of the Stockholders, if required to do so, or otherwise solicit the adoption of this Agreement by the Stockholders. Each Stockholder holding shares of Common Stock shall vote all of the Shares held by such Stockholder in favor of adoption of this Agreement.

                  SECTION 6.10. Stock Transfer Taxes. Parent shall pay any and all documentary stamp Taxes which may be incurred in connection with the transactions contemplated by this Agreement. The parties acknowledge that this
Section 6.11 is specifically intended to benefit the holders of Shares who are holders of the Shares immediately prior to the Effective Time.

                  SECTION 6.11. Release of Indemnity Obligations. The Stockholders covenant and agree, on or prior to the Effective Time, to execute and deliver to the Company, for the benefit of the Company and Parent, a general release and discharge, in form and substance satisfactory to Parent releasing and discharging the Company from any and all obligations to indemnify the Stockholders or otherwise hold it harmless pursuant to any agreement or other arrangement entered into prior to the Effective Time except for the obligation to indemnify the Stockholders as officers or directors of the Company pursuant to the URBCA.

                  SECTION 6.12. Termination of Shareholder Agreement. The Shareholder Agreement, dated October 1, 1999, among the Company and the Stockholders shall be terminated on or prior to the Effective Time and Parent shall receive on or prior to the Effective Time a copy of an instrument terminating such Shareholder Agreement, signed by the Company and each of the Stockholders, which such instrument shall be in form and substance satisfactory to Parent in its sole and absolute discretion.

                  SECTION 6.13. Fiscal Year 2000 Financial Statements. The Company shall deliver to Parent a true and complete copy of the audited balance sheet of the Company for the 2000 fiscal year and the related statements of income, stockholders' equity and cash flows for the period then ended together with all related notes and schedules thereto, accompanied by the audit report thereon of the Company's independent accountants (the "Fiscal Year 2000 Audited Financial Statements"). Upon delivery thereof, the Fiscal Year 2000 Audited Financial Statements shall (i) be prepared in accordance with the books of account and other financial records of the Company, (ii) present fairly the financial condition and results of operations of the Company as of the date thereof or for the period covered thereby, (iii) be prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company and (iv) include all adjustments (consisting only of normal recurring accruals) that are necessary for a fair presentation of the financial condition of the Company and the results of the operations of the Company as of the date thereof or for the period covered thereby.

                                   ARTICLE VII

                                EMPLOYEE MATTERS

                  SECTION 7.01. Employee Matters. Persons employed by the Company just prior to the Effective Time may continue employment with the Surviving Corporation on an "at-will" basis and subject to the Surviving Corporation's terms, conditions and policies of employment. Such Persons who continue as employees of the Surviving Corporation or Parent immediately after the Effective Time, will be permitted to enroll in the employee benefit plans, as this term is defined in Section 3(3) of ERISA, that are generally available to similarly situated employees of Parent immediately upon becoming employees of the Surviving Corporation without being required to fulfill any period of service qualification requirements otherwise applicable to such plans. Parent also shall grant credit to employees of the Company for purposes of vesting under its employee benefit plans, for all such employees' service with the Company prior to the Effective Time that was recognized for vesting purposes under analogous employee benefit plans of the Company. After the Effective Time, Parent will, in its discretion, (a) terminate any pension plan, as this term is defined in Section 3(2) of ERISA (the "Pension Plan"), of the Company, including, without limitation, any plans that qualify under Section 401(k) of the Code and distribute the assets of such Plans to the participants therein in accordance with applicable law and the provisions of such Plans or (b) merge such Pension Plans into Parent's comparable plans and transfer to such comparable plans the assets of such Pension Plans. Except for any Pension Plans, the Company will terminate, as of the Effective Time, all of the plans, programs, insurance, options and other agreements listed in Section 3.10(a) of the Company Disclosure Schedule. Parent will provide continuation coverage, as this term is defined in Section 602 of ERISA, to the former employees of the Company who either are receiving or are entitled to commence receiving such coverage as of the Effective Time.


                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01. Conditions to the Obligations of Each Party. The obligations of the Company, the Stockholders, Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following conditions:

                  (a) No Order. No Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an "Order") which is then in effect and has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                  (b) HSR Act. Any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (c) Letter of Accountants. Parent and the Company shall have each received from Deloitte & Touche, independent auditors of Parent, and Wisan, Smith, Racker & Prescott LLP, independent auditors of the Company, an opinion addressed to each of Parent and the Company and dated the Effective Time to the effect that the Merger will be treated as a "pooling of interests" under applicable accounting standards.

                  (d) Employment Agreements. The Company shall have entered into employment agreements with Guy L. Fugal and Daniel B. Fugal in substantially the form attached hereto as Exhibit 8.01(d)(i) and 8.01(d)(ii), respectively.

                  SECTION 8.02. Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of the Company and the Stockholders contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Effective Time as though made on and as of the Effective Time, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and Parent shall have received a certificate of the Company and each Stockholder to such effect.

                  (b) Covenants. The Company and the Stockholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it or him on or prior to the Effective Time, and Parent shall have received a certificate to such effect of the Company, with respect to the covenants to be performed or complied with by the Company, and of each Stockholder, with respect to the covenants to be performed or complied with by such Stockholder.

                  (c) Government Consents. All consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from and made with all Governmental Entities.

                  (d) No Uninsured Casualty. The Company shall not have suffered any uninsured casualty, loss or damage with respect to any of the Assets that in the aggregate would have a replacement cost of more than $1,000,000.

                  (e) Due Diligence. Parent shall have completed all of its business, financial, legal, and accounting due diligence with respect to the Company and the Stockholders, including with respect to any matters set forth in the Company Disclosure Schedule, and Parent shall, in its sole and absolute judgment, be satisfied with the results thereof.

                  (f) Incumbency Certificate. Parent and Merger Sub shall have received a certificate of the Secretary of the Company certifying the names and signatures of the officers of the Company who are authorized to sign this Agreement and the other documents to be delivered hereunder.

                  (g) Third Party Consents and Approvals. Parent, Merger Sub and the Stockholders shall have received, each in form and substance satisfactory to Parent in its sole and absolute discretion, all third party consents and estoppel certificates which Parent in its sole and absolute discretion deems necessary or desirable for the consummation of the transactions contemplated by this Agreement.

                  (h) Resignations of the Company's Directors. Parent shall have received the resignations, effective as of the Effective Time, of all the directors and officers of the Company, except for such persons as shall have been designated in writing prior to the Effective Time by Parent to the Stockholders.

                  (i) Organizational Documents. Parent shall have received a copy of (i) the Amended and Restated Articles of Incorporation, as amended (or similar organizational documents), of the Company, certified by the Division of Corporations of the State of Utah, as of a date not earlier than five (5) Business Days prior to the Effective Time and accompanied by a certificate of the Secretary or Assistant Secretary of the Company, dated as of the Effective Time, stating that no amendments have been made to such Articles of Incorporation (or similar organizational documents) since such date, and (ii) the By-Laws (or similar organizational documents) of the Company, as in effect at the Effective Time, certified by the Secretary or Assistant Secretary of the Company.

                  (j) Minute Books. Parent shall have received the minute books and stock register of the Company, certified by the Secretary or Assistant Secretary of the Company as of the Effective Time.

                  (k) Good Standing; Qualification to Do Business. Parent shall have received (x) good standing certificates for the Company from the secretary of state of Utah and from the secretary of state in each other jurisdiction in which the properties owned or leased by the Company, or the operation of its business in such jurisdiction, requires the Company to qualify to do business as a foreign corporation, in each case dated as of a date not earlier than five Business Days prior to the Effective Time and accompanied by bring-down telegrams dated the Effective Time.

                  (l) Release of Indemnity Obligations. Parent shall have received the general release and discharge from the Stockholders referred to in Section 6.11 of this Agreement in form and substance satisfactory to the Parent in its sole and absolute discretion.

                  (m) Company Audited Financial Statements. Parent shall have received the Fiscal Year 2000 Audited Financial Statements in form and substance satisfactory to Parent in its sole and absolute discretion.

                  (n) Termination of Shareholder Agreement. Parent shall have received from the Company and the Stockholders the instrument of termination referred to in Section 6.12 of this Agreement in form and substance satisfactory to the Parent in its sole and absolute discretion.

                  (o) Environmental Due Diligence. Parent shall have completed all environmental due diligence with respect to the Company and the Stockholders (including, without limitation, with respect to any actual or potential liability of the Company related to Hazardous Materials at or related to the Landfill (as defined in Section 3.18 of the Company Disclosure Schedule)), and Parent shall, in its sole and absolute judgment, be satisfied with the results thereof. The Company and the Stockholders acknowledge that, not withstanding the matters introduced by the Company and the Stockholders in Section 3.18 of the Company Disclosure Schedule, Parent shall not be precluded from exercising its rights under this Section 8.02(o) with respect to such matters.

                  SECTION 8.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

                  (a) Representations and Warranties. Each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, and the Company shall have received a certificate of Parent to such effect.

                  (b) Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Company shall have received a certificate of Parent to that effect.

                  (c) Registration Rights Agreement. The Registration Rights Agreement, in substantially the form attached hereto as Exhibit 8.03(c), shall have been executed and delivered by Parent (the "Registration Rights Agreement").

                  (d) Closing Price of Parent Common Stock. The average of the closing prices of Parent Common Stock on the New York Stock Exchange on the trading days between and including the trading day which occurs two business days after the day of the public announcement by Parent of its earnings for the second quarter of its fiscal year 2000 and the trading day which occurs two days before the Effective Time shall be no less than $28.67 per share.

                  (e) Incumbency Certificate. The Company and the Stockholders shall have received a certificate of the Secretary of each of Parent and Merger Sub certifying the names and signatures of the officers of such party who are authorized to sign this Agreement and the other documents to be delivered hereunder.

                  (f) Resolutions. The Stockholders and the Company shall have received true and complete copies, certified by the Secretary or an Assistant Secretary of Parent and Merger Sub, of the resolutions duly and validly adopted by the Board of Directors of Parent and Merger Sub evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  (g) Capitalization Bring-Down. The Stockholders shall have received a certificate stating the number of shares of Parent Common Stock issued and outstanding, the number of options with respect to Parent Common Stock outstanding and the number of warrants with respect to Parent Common Stock outstanding as of a date not more than two business days prior to the Effective Time.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  SECTION 9.01. Survival of Representations and Warranties. The representations and warranties of the Company and the Stockholders contained in this Agreement shall survive until eighteen (18) months after the Effective Time, provided, however, that for purposes of the indemnification provisions of
Section 9.02, Sections 3.11, 3.12, 3.18 and 3.20 shall survive until November 30, 2000. Neither the period of survival nor the liability of any Indemnifying Party with respect to representations and warranties shall be reduced by any investigation made at any time by or on behalf of any Indemnified Party. If written notice of a claim setting forth in reasonable detail the basis of such claim has been given prior to the expiration of the applicable representations and warranties by the Indemnified Party to the applicable Indemnifying Party, then the relevant representations and warranties shall survive as to such claim until such claim has been finally resolved.

                  SECTION 9.02. Indemnification by the Stockholders. (a) Until November 30, 2000, Parent and its affiliates, officers, directors, employees, agents, successors and assigns (for purposes of this Article IX, each, an "Indemnified Party") shall be indemnified and held harmless by the Stockholders, jointly but not severally (for purposes of this Article IX, each, an "Indemnifying Party"), for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' and consultants' fees and expenses) actually suffered or incurred by them (including, without limitation, any Action brought or otherwise initiated by any of them) (each, a "Loss"), arising out of or resulting from the breach of any representation or warranty contained in Section 3.11, 3.12, 3.18 or 3.20 by the Company or any Stockholder.

                  (b) An Indemnified Party shall give the applicable Indemnifying Party notice of any matter which an Indemnified Party has determined has given or could give rise to a right of indemnification under this
Article IX, within 30 calendar days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the failure to provide such notice shall release the applicable Indemnifying Party from any of its obligations under this Article IX if, and only to the extent that, such Indemnifying Party is materially prejudiced by such failure. The obligations and liabilities of an Indemnifying Party under this Article IX with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article IX ("Third Party Claims") shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Indemnifying Party notice of such Third Party Claim within ten calendar days of the receipt by the Indemnified Party of such notice; provided, however, that the failure to provide such notice shall only release the applicable Indemnifying Party from any of its obligations under this
Article IX if, and only to the extent that, such Indemnifying Party is materially prejudiced by such failure. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnified Party hereunder against any losses that may result from such Third Party Claim, then the Indemnifying Party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnified Party within 30 days of the receipt of such notice from the Indemnified Party; provided, however, that if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of the Indemnified Party for the same counsel to represent both the Indemnified Party and the Indemnifying Party, then the Indemnified Party shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Indemnifying Party; provided, however, that in no event shall the Indemnifying Party be liable for the expenses of more than one counsel in any jurisdiction in addition to local counsel. In the event the Indemnifying Party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate, and shall use reasonable efforts to cause its affiliates, officers, directors, employees and agents to cooperate, with the Indemnifying Party in such defense and make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the Indemnified Party's possession or under the Indemnified Party's control, and shall use reasonable efforts to cause its affiliates, officers, directors, employees and agents to make available to the Indemnifying Party, at the Indemnifying Party's expense, all witnesses, pertinent records, materials and information in the possession or under the control of any of them relating thereto as is reasonably required by the Indemnifying Party. Similarly, in the event the Indemnified Party is conducting the defense against any such Third Party Claim, the Indemnifying Party shall cooperate, and shall use reasonable efforts to cause its affiliates, officers, directors, employees and agents to cooperate, with the Indemnified Party in such defense and make available to the Indemnified Party, at the Indemnifying Party's expense, all such witnesses, records, materials and information in the Indemnifying Party's possession or under the Indemnifying Party's control in connection with such claim, and shall use reasonable efforts to cause its affiliates, officers, directors, employees and agents to make available to the Indemnified Party, at the Indemnifying Party's expense, all witnesses, records, materials and information in the possession or under the control of any of them, relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld. No Third Party Claim may be settled by the Indemnified Party without the prior written consent of the Indemnifying Party.

                  SECTION 9.03. Limits on Indemnification. The indemnification obligations of the Stockholders pursuant to Section 9.02 shall not be effective until the aggregate dollar amount of all Losses which would otherwise be indemnifiable pursuant to Section 9.02 exceeds $840,000 (the "Threshold Amount"); provided, however, that if the Threshold Amount is exceeded, the Stockholders shall be liable for all Losses, including the Threshold Amount. Notwithstanding anything to the contrary contained in this Agreement, the maximum amount of indemnifiable Losses which may be recovered from the Stockholders arising out of or resulting from the causes enumerated in Section 9.02(a) of this Agreement shall not exceed $8,400,000 in the aggregate.

                  SECTION 9.04. Indemnification of the Stockholders. Parent covenants and agrees to indemnify the Stockholders, as of the Effective Time, for any claims made against a Stockholder under any guaranty for trade payables incurred by the Company in the ordinary course of business, provided that the aggregate amount of all payments made by Parent pursuant to the indemnity obligation provided by this Section 9.04 shall not exceed $25,000 in the aggregate.



                                    ARTICLE X

                       TERMINATION, AMENDMENTS AND WAIVER

                  SECTION 10.01. Termination. This Agreement may be terminated and the Merger and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

                  (a) by mutual written consent of each of Parent, the Stockholders and the Company;

                  (b) by Parent if the Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Company seeking to adjudicate any of them as bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any Law relating to bankruptcy, insolvency or reorganization;

                  (c) by either Parent, on the one hand, or the Company and Stockholders, on the other hand, if there shall be any Law that makes consummation of the Merger illegal or otherwise prohibited or if consummation of the Merger would violate any nonappealable final Order of any Governmental Entity having competent jurisdiction; provided, however, that the right to terminate this Agreement under this Section 10.01(c) shall not be available to any party who has not used its reasonable best efforts to have such Order rescinded; or

                  (d) by either Parent, on the one hand, or the Company and Stockholders, on the other hand, if the Effective Time shall not have occurred on or before April 30, 2000; provided, however, that the right to terminate this Agreement under this Section 10.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Effective Time to occur on or prior to such date.

                  The party desiring to terminate this Agreement shall give written notice of such termination to the other parties.

                  SECTION 10.02. Effect of Termination. In the event of termination of this Agreement pursuant to Section 10.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Parent, Merger Sub, the Stockholders or the Company or any of their respective officers and directors except (a) as set forth in Section 11.01, (b) that nothing herein shall relieve any party from liability for any willful breach of this Agreement and (c) as set forth in the Confidentiality Agreement.

                  SECTION 10.03. Amendments and Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operated as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

                                   ARTICLE XI

                               GENERAL PROVISIONS

                  SECTION 11.01. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated including all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement; provided, however, that Parent shall pay any fee required by any Governmental Entity to be paid in connection with any filing under the HSR Act in an aggregate amount not to exceed $135,000.

                  SECTION 11.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by overnight courier, telecopy, facsimile or telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 11.02):

                  if to Parent or Merger Sub:

                           Dycom Industries, Inc.
                           First Union Center,
                           Suite 500
                           4440 PGA Boulevard
                           Palm Beach Gardens, Florida  33410-6542
                           Facsimile:  (561) 627-7709
                           Attention:   Marc R. Tiller

                  with a copy to:

                           Shearman & Sterling
                           599 Lexington Avenue
                           New York, New York  10022
                           Facsimile:  (212) 848-7179
                           Attention:  Richard B. Vilsoet
                  if to the Company:

                           Niels Fugal Sons Company
                           P.O. Box 650
                           Pleasant Grove, Utah 84062
                           Facsimile: (801) 785-5844
                           Attention: Chief Executive Officer

                  with a copy to:

                           Jones, Waldo, Holbrook & McDonough, P.C.
                           1500 First Interstate Plaza
                           170 South Main Street
                           Salt Lake City, Utah 84101
                           Facsimile: (801) 382-0537
                           Attention: Glen Watkins

                  SECTION 11.03. Certain Definitions. For the purposes of this Agreement, the term:

                  (a) "affiliate" of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

                  (b) "beneficial owner" with respect to any shares means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 promulgated under the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or person with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Shares;

                  (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in The City of New York;

                  (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

                  (e) "knowledge" means, with respect to any matter in question,
(i) with respect to the Company, that Daniel B. Fugal, Guy L. Fugal, Krist McFarland or Boyd J. Holdaway has actual knowledge of such matter; (ii) with respect to Parent or Merger Sub, that the executive officers of Parent or Merger Sub, as the case may be, have actual knowledge of such matter; and (iii) with respect to each Stockholder, that such Stockholder has actual knowledge of such matter.

                  (f) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

                  (g) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

                  SECTION 11.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

                  SECTION 11.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 11.06. Incorporation of Exhibits. The Company Disclosure Schedule, the Parent Disclosure Schedule and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

                  SECTION 11.07. Attorneys' Fees. In the event any party hereto shall file suit to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover attorneys' fees and costs incurred in such proceeding.

                  SECTION 11.08. Governing Law; Forum. Except to the extent that the Merger is mandatorily governed by the laws of the State of Utah, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state and without regard to any applicable conflicts of law. All actions and proceedings arising out of or relating to this Agreement which are initiated by the Company or the Stockholders shall be heard and determined in the federal court of the Southern District of Florida and all actions and proceedings arising out of or relating to this Agreement which are initiated by Parent or Merger Sub shall be heard and determined in the federal court of the District of Utah. Each of the parties to this Agreement (a) consents to submit itself to the personal jurisdiction of the federal court of the Southern District of Florida or the District of Utah, as the case may be, in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action in relation to this Agreement, the Merger or any of the other transactions contemplated by this Agreement in any court other than the federal court of the Southern District of Florida or the District of Utah, as the case may be, and (d) irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 11.02 hereof.

                  SECTION 11.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 11.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 11.11. Entire Agreement. This Agreement (including the Exhibits, the Company Disclosure Schedule and the Parent Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  SECTION 11.12. Waiver of Jury Trial. EACH OF PARENT, THE COMPANY, THE STOCKHOLDERS AND MERGER SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY,
THE STOCKHOLDERS OR MERGER SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above, in the case of Parent, Merger Sub and the Company, by their respective officers thereunto duly authorized.


                                        DYCOM INDUSTRIES, INC.


                                        By     /s/ Steven Nielsen
                                            -----------------------------------
                                            Name:  Steven Nielsen
                                            Title: President and Chief
                                                   Executive Officer


                                        DYCOM ACQUISITION
                                        CORPORATION IV


                                        By     /s/ Steven Nielsen
                                            -----------------------------------
                                            Name:  Steven Nielsen
                                            Title: President


                                        NIELS FUGAL SONS COMPANY


                                        By     /s/ Daniel B. Fugal
                                            -----------------------------------
                                            Name:  Daniel B. Fugal
                                            Title: Chief Executive Officer

                                        By     /s/ Guy L. Fugal
                                            -----------------------------------
                                            Name:  Guy L. Fugal
                                            Title: President


                                        STOCKHOLDERS:

                                               /s/ Daniel B. Fugal
                                        ---------------------------------------
                                        Name:      Daniel B. Fugal
                                        Address:   P.O. Box 650
                                                   Pleasant Grove, UT 84062

                                               /s/ Guy L. Fugal
                                        ---------------------------------------
                                         Name:     Guy L. Fugal
                                         Address:  P.O. Box 650
                                                   Pleasant Grove, UT 84062